UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026 (June 18, 2026)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-0439758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2026, at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Genco Shipping & Trading Limited (“Genco” or the “Company”), shareholders of record as of April 28, 2026, the Record Date for the Annual Meeting, were entitled to vote 43,577,051 shares of the Company’s common stock (the “Common Stock”), each having one vote per share.  A total of 33,653,726 shares of Common Stock (77.23%) of all such shares entitled to vote at the Annual Meeting were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected six director nominees to hold office until the earlier of the 2027 Annual Meeting of Shareholders of the Company or until their successors are elected and qualified or until their earlier resignation or removal, (ii) approved an advisory, non-binding resolution regarding the compensation of the Company’s named executive officers, (iii) approved an amendment to our 2015 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 1,673,000 shares, (iv) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2026, (v) ratified the Company’s Shareholder Rights Agreement and approved an extension to the expiration date, (vi) rejected a shareholder proposal to repeal each provision and amendment of Genco’s By-Laws that were adopted without the approval of the Company’s shareholders subsequent to August 28, 2025, and (vii) rejected a shareholder proposal to require the Board to conduct a process to explore strategic alternatives for the Company with the assistance of a nationally recognized financial advisor.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

The shareholders of the Company elected each of the director nominees proposed by the Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paramita Das	24,880,009	8,496,157	277,560
Kathleen C. Haines	24,740,134	8,636,030	277,562
Basil G. Mavroleon	20,801,791	12,574,375	277,560
Karin Y. Orsel	24,881,640	8,494,525	277,561
Arthur L. Regan	24,963,038	8,413,126	277,562
John C. Wobensmith	22,782,314	10,593,851	277,561
Paul Cornell	8,227,897	25,148,269	277,560
Jens Ismar	12,356,990	21,019,177	277,559

Advisory Vote on Executive Compensation

The shareholders of the Company approved an advisory resolution on compensation of the Company’s named executive officers by a non-binding vote. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,226,496	10,874,300	329,821	223,109

Amendment to 2015 Equity Incentive Plan

The shareholders of the Company approved an amendment to the 2015 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 1,673,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,585,140	13,572,570	272,910	223,106

Ratification of Appointment of Independent Certified Public Accountants

The shareholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstentions
33,022,816	411,957	218,954

Ratification of the Company’s Shareholder Rights Agreement and Approval of an Extension to the Expiration Date

The shareholders of the Company ratified the Company’s Shareholder Rights Agreement and approved an extension to the expiration date. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,975,647	15,320,517	134,457	223,105

Shareholder Proposal to Repeal the Bylaws

The shareholders of the Company rejected a shareholder proposal to repeal each provision and amendment of Genco’s By-Laws that were adopted without the approval of Genco’s shareholders subsequent to August 28, 2025. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,718,819	23,468,142	243,655	223,110

Shareholder Proposal to Explore Strategic Alternatives

The shareholders of the Company rejected a shareholder proposal to require the Board to conduct a process to explore strategic alternatives for the Company with the assistance of a nationally recognized financial advisor. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,896,585	24,363,822	170,209	223,110

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: June 23, 2026

By	/s/ Peter Allen
Peter Allen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)